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                                                                   Exhibit 10.74


                              ASSUMPTION AGREEMENT


         THIS ASSUMPTION AGREEMENT is executed and delivered this 13th day of November, 1996, by SOFTEN REALTY, L.L.C., a Delaware limited liability company ("Purchaser").


                               W I T N E S E T H:

         WHEREAS, Purchaser, and Sierra Tucson, Inc. a Delaware corporation, have entered into that certain Asset Purchase Agreement, dated as of November 13, 1996 (the "Purchase Agreement"), pursuant to which Purchaser has agreed to purchase substantially all of the assets of Seller for the consideration set forth therein.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser hereby agrees as follows:

         1. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

         2. Assumption of Assumed Liabilities. Purchaser does hereby assume from Seller the Assumed Liabilities. Purchaser shall perform, satisfy and discharge all of the Assumed Liabilities in accordance with their terms, effective as of 12:01 a.m. on November 14, 1996.

         3. Liabilities Not Assumed. Purchaser is not assuming, and nothing in this Assumption Agreement shall obligate Purchaser to assume, any liabilities of Seller or any other Person other than the Assumed Liabilities.

         4. Miscellaneous.

                  (a) The assumption by Purchaser of the Assumed Liabilities shall in no way expand the rights or remedies of any third party against Purchaser as compared to the rights and remedies such third party would have had against Seller had Purchaser not assumed the Assumed Liabilities.

                  (b) This instrument is being delivered pursuant to the Purchase Agreement and shall be construed consistently therewith.
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This instrument is not intended to, and does not in any manner, enlarge, diminish or modify the rights and obligations of the parties to the Purchase Agreement.

                  (c) This instrument shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law provisions thereof.

         IN WITNESS WHEREOF, Purchaser has caused this Assumption Agreement to be duly executed and delivered as of the day and year first above written.

                                        PURCHASER:

                                        SOFTEN REALTY, L.L.C., a Delaware
                                        limited liability company

                                        By:      NEXTHEALTH, INC., a Delaware
                                                 corporation, Manager



                                        By /s/ Bob Walton
                                          _______________________________
                                          Name:  Bob Walton
                                          Title: Authorized Representative


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